Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended June 30, 2007

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	April 16, 2007	May 15, 2007	June 15, 2007

Allocation Dates during quarter:	April 17, 2007	May 16, 2007	June 18, 2007

Payment Date during quarter:			NA

AFCC Amount at beginning of quarter:			$785,354,477

AFCC Amount at end of quarter:			$813,940,165

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—

Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—

Accrued RVO Payment Amount as of such Payment Date:			$—

Number of RVO’s outstanding as of the applicable record date			N/A

Payment per RVO:			$—

As of the first Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow Allocated for current period (includes $434,517.09 of sale proceeds from previously charged off loans)			$733,380
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—

Excess Litigation Reserve allocated:			$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:			$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:			$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$785,354,477

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,816,931

less: Residual Cash Flow allocated to AFCC Amount:	$(733,380)

AFCC Amount after allocation:	$794,438,028

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$276,127

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$794,438,028

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,930,475

less: Residual Cash Flow allocated to AFCC Amount:	$(276,127)

AFCC Amount after allocation:	$804,092,376

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$209,217

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$5,851

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$0

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$(0)

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$(0)

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$804,092,376

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$10,051,155

less: Residual Cash Flow allocated to AFCC Amount:	$(203,366)

AFCC Amount after allocation:	$813,940,165

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—